SITC 2023 WTX-124 Phase 1/1b Clinical Trial Preliminary Data Overview Investor Webcast November 3, 2023 Shifting the Balance in Cytokine Therapeutics ©2023 WEREWOLF THERAPEUTICS Exhibit 99.2

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WTX-124 Preliminary clinical data* establish proof of mechanism for WTX-124 and proof of concept for INDUKINETM design Dose-escalation ongoing in both monotherapy and pembrolizumab combination Recommended dose for expansion (RDE) and opening of expansion arms expected in 1H 2024 On-going Value Creation Key Value-drivers WTX-330 Ongoing enrollment in monotherapy dose escalation JZP898 IND application clearance received for Phase 1 clinical development WTX-712 Selection of  IL-21 development candidate PREDATOR™ Platform Capability to expand the pipeline with new INDUKINE molecules  for a broad range of mechanisms and indications Business Development Broad portfolio of clinical and preclinical stage assets for potential partnering *Preliminary clinical data includes data collected as of October 18, 2023, from 16 patients in an ongoing, open label Phase 1/1b clinical trial.

WTX-124 Phase 1/1b Preliminary Data Preliminary clinical data collected as of October 18, 2023, from an ongoing Phase I/1b study

The Challenge Deliver the benefits of IL-2 therapy with less toxicity to a broader range of patients Potential WTX-124 Advantages and Opportunity Delivery of IL-2 selectively to the TME to improve the therapeutic index Potential for activity beyond approved indications for rhIL-2 IL-2 therapy with an improved therapeutic index could address an immediate unmet medical need for patients whose disease has progressed despite treatment with checkpoint therapy Strong rationale for combination with checkpoint inhibitors in earlier lines of therapy Status Enrolling patients in Phase 1/1b clinical trial both as a single agent and in combination with pembrolizumab Wholly owned WTX-124: Expanding the Utility of IL-2 Therapy Abbreviation: TME-tumor microenvironment

First-In-Human Study of WTX-124 Monotherapy and in Combination with Pembrolizumab

Phase 1/1b clinical trial (WTX-124x2101)

Monotherapy Dose Escalation

Population	Objective
Patients with IO sensitive tumor types who have exhausted all SOC options or for whom SOC is not indicated	Determination of *monotherapy* MTD/RDE

Combination Dose Escalation with Pembrolizumab

Population	Objective
Patients with IO sensitive tumor types who have exhausted all SOC options or for whom SOC is not indicated	Determination of *combination therapy* MTD/RDE

Monotherapy/Combination Dose Expansion

- Advanced or metastatic renal cell carcinoma
- Advanced or metastatic cutaneous malignant melanoma
- Other advanced or metastatic IO sensitive tumor types TBD

Trial Details

- Monotherapy and combination therapy dose escalations to enroll in parallel with staggered start for combination
- mTPI (Modified Toxicity Probability Interval) design

  Enrolling ~150 patients total
- Assessment of safety, pharmacokinetics, MTD/RDE, biomarkers, ADA and efficacy
- Concurrent biomarker analysis on blood and tumor tissue to evaluate POM and confirm differential activity based on conditional activation

SITC November 3, 2023: Announced initial safety, tolerability, pharmacokinetics and biomarker data

Abbreviations: MTD-maximum tolerated dose; RDE-recommended dose for expansion; ADA-anti drug antibody; IO-immuno-oncology; SOC-standard of care; POM-proof of mechanism

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Study Schema for Monotherapy Dose Escalation Portion of WTX-124x2101



Monotherapy Dose Escalation (n≈30)
TBD
Enrolling
12 mg n = 5
6 mg n = 4
3 mg n = 4
1 mg n = 3
Monotherapy RDE Declaration and Expansion (n≈40)
Recommended dose for *monotherapy* expansion
Advanced or metastatic renal cell carcinoma
Advanced or metastatic cutaneous melanoma
Advanced or metastatic IO sensitive tumor types

- Patients with IO sensitive tumor types who have exhausted all SOC options or for whom SOC is not indicated
- mTPI (Modified Toxicity Probability Interval) design, ability to add enrichment cohorts at meaningful dose levels
- Assessment of safety, pharmacokinetics, MTD/RDE, biomarkers, ADA and efficacy
- Concurrent biomarker analysis on blood and tumor tissue to evaluate POM and confirm differential activity based on conditional activation

1H 2024: Anticipated additional monotherapy dose escalation data, RDE declaration and opening of expansion arms

Abbreviations: RDE-recommended dose for expansion; POM-proof of mechanism; SOC-standard of care; MTD-maximum tolerated dose; ADA-antidrug antibody

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Patient Demographics from Early Monotherapy Dose Escalation Cohorts

Enrollment of heavily pretreated patients with tumor types for which immunotherapy, including Proleukin, is indicated

	Characteristic	1 mg (N=3)	3 mg (N=4)	6 mg (N=4)	12 mg (N=5)	Total (N=16)
Age (years)	Mean (SD)	70.7 (12.42)	69.5 (7.33)	57.8 (9.36)	69.8 (11.32)	66.9 (10.62)
	Median	64.0	67.5	61.0	73.0	66.0
Sex, n (%)	Female	2 (66.7%)	2 (50.0%)	3 (75.0%)	1 (20.0%)	8 (50.0%)
	Male	1 (33.3%)	2 (50.0%)	1 (25.0%)	4 (80.0%)	8 (50.0%)
Race, n (%)	Black/African-American	0 (0.0%)	0 (0.0%)	1 (25.0%)	0 (0.0%)	1 (6.2%)
	White	2 (66.7%)	3 (75.0%)	3 (75.0%)	5 (100.0%)	13 (81.2%)
	Unknown	1 (33.3%)	1 (25.0%)	0 (0.0%)	0 (0.0%)	2 (12.5%)
Tumor type, n (%)	Melanoma*	1 (33.3%)	2 (50.0%)	2 (50.0%)	3 (60.0%)	8 (50.0%)
	NSCLC	1 (33.3%)	2 (50.0%)	1 (25.0%)	1 (20.0%)	5 (31.3%)
	Renal Cell Carcinoma	1 (33.3%)	0 (0.0%)	1 (25.0%)	0 (0.0%)	2 (12.5%)
	Cutaneous SCC	0 (0.0%)	0 (0.0%)	0 (0.0%)	1 (20.0%)	1 (6.3%)
Prior lines of systemic therapy (including immunotherapy), n (%)	1	0 (0.0%)	0 (0.0%)	1 (25.0%)	1 (20.0%)	2 (12.5%)
	2	0 (0.0%)	2 (50.0%)	0 (0.0%)	2 (40.0%)	4 (25.0%)
	3	2 (66.7%)	1 (25.0%)	2 (50.0%)	0 (0.0%)	5 (31.2%)
	≥4	1 (33.3%)	1 (25.0%)	1 (25.0%)	2 (40.0%)	5 (31.2%)

*Includes patients with cutaneous, uveal and mucosal melanoma; all patients enrolled in Cohorts 1-4 previously progressed on standard-of-care immunotherapy regimens; 9/16 (56.3%) previously developed immune-related adverse events while receiving immunotherapy

**Preliminary clinical data includes data collected as of October 18, 2023, from 16 patients in an ongoing Phase 1/1b clinical trial.

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WTX-124 was Generally Well-Tolerated in the Outpatient Setting at Relevant Doses Sixteen patients in four dose escalation cohorts (1-12 mg IV Q2W) were evaluable for safety Key safety findings to date: All study drug related treatment-emergent adverse events (TEAEs) were mild to moderate in severity Arthralgias and fatigue were the most common related TEAEs No patient developed vascular leak syndrome of any grade (adverse event common to HD IL-2) No evidence of cytokine release syndrome No patient developed a dose-limiting toxicity or a treatment-related serious AE No patient discontinued study drug due to a treatment-related AE Frequency of related treatment-emergent AEs Abbreviation: HD-high dose

Plasma PK Data Show an Extended WTX-124 Half-Life with Low Free (Active) IL-2 Exposure

Preliminary PK data validate INDUKINE design and support improved therapeutic index and safety profile of WTX-124

Cycle 1 PK profiles for WTX-124 and free (active) IL-2 compared to high-dose IL-2 Cmax (mean ± SEM)



High Dose IL-2 Cmax
210-fold
WTX-124
12mg Q2W Cmax
Free (active) IL-2
Dose
1 mg
3 mg
6 mg
12 mg
Concentration (nM)
10
1
0.1
0.01
0.001
0
2
4
6
8
10
12
14
Days from first dose

Abbreviation: HD-high dose

Key findings include:

- Dose-dependent increase in WTX-124 plasma exposure
- Low free (active) IL-2 levels (<1.6% of prodrug) during the dosing phase
- WTX-124 prodrug Cmax at 12 mg IV Q2W is comparable to HD IL-2
- Free (active) IL-2 at 12 mg IV Q2W was **~210-fold lower** than HD IL-2
- Preliminary WTX-124 half-life ranged from 1.86-5.79 days
- Preliminary ADA data: 5/15 patients exhibited non-dose dependent, treatment-emergent ADA (4/5 are low titer) with no impact on repeat dose exposure
- Data suggest wide therapeutic index consistent with INDUKINE hypothesis, continued dose escalation is supported

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Immunofluorescence Staining of Tumor Biopsies from Patients Treated with WTX-124

Tumor-specific expansion and activation of CD8 T cells and NK cells differentiate WTX-124 among next-gen IL-2 molecules



65yo F with melanoma (6mg)
61yo F with uveal melanoma (6mg)
50yo F with melanoma (12mg)
Pre-treatment
On-treatment
100µm
% GRZB+/CD8+
% GRZB+/NK
% GRZB/CD8+
3.25X
2.4X
2.3X
1.3X
1.4X
1.6X
% GRZB+
%GRZB+
Pre
On
DAPI
CD8
GRZB

Granzyme B (GRZB) is one of the primary markers of activated T cells

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WTX-124 Induced Dose-Dependent Changes in Immune Gene Expression Consistent with IL-2 Activity in the Tumor Microenvironment Immune genes increased by ≥1.5-fold Number of genes Cohort 1 (1 mg) Cohort 2 (3 mg) Cohort 3 (6 mg) Cohort 4 (12 mg) A B 117 379 A T-cell activation genes increased by ≥2.5-fold Fold change Fold change 53 genes ↑ ≥2.5X 102-004 (melanoma) – Cohort 3, 6mg 111-001 (melanoma) – Cohort 4, 12mg B 6 genes ↑ ≥2.5X NanoString nCounter® PanCancer immune panel (770 genes) T-cell activation genes (172 genes) *Data presented for eight patients for whom on-treatment biopsies were available as of October 18, 2023

WTX-124 Demonstrated Monotherapy Antitumor Activity in Patients Refractory to ICI Therapy At 12 mg IV Q2W, WTX-124 shrank treatment-refractory tumor metastatic deposits (3/5 patients); all 12 mg responders remain on study drug Additional evidence of antitumor activity Cohort 4 (12 mg): 72-year-old man with cutaneous SCC with shrinkage of a premaxillary subcutaneous nodule on ultrasound; at the first restaging scan (8 weeks), investigator interpretation was consistent with a partial response** 76-year-old man with refractory NSCLC with rapid necrosis of a large, visible scalp lesion after the first dose of study drug; mixed response, remains on study drug Cohort 3 (6 mg): 65-year-old woman with progressive melanoma at baseline with stable disease (SD) for 4 months Cohort 1 (1 mg): 63-year-old man with refractory NSCLC with SD for 6 months Objective response observed at 12 mg dose 78-year-old man with melanoma who progressed on nivolumab/relatlimab (OpdualagTM) Achieved a RECIST 1.1 partial response (PR; unconfirmed) at the first restaging scan (8 weeks) after two cycles of WTX-124 Imaging studies (see below) show complete resolution of a 1.4 cm target lesion in the liver Stable non-target bone lesion in the T11 vertebral body PET-CT (pre-treatment) CT (pre-treatment) CT (on-treatment) Abbreviation: ICI-immune checkpoint inhibitor *Preliminary clinical data includes data collected as of October 18, 2023, from 16 patients in an ongoing Phase 1/1b clinical trial. **Staging scan data as of November 1, 2023.

Proof of Mechanism for WTX-124 and Proof of Concept for INDUKINE Design Preliminary monotherapy dose escalation data from ongoing Phase 1/1b study establish biologic and clinical activity for WTX-124 WTX-124 administered as a monotherapy IV Q2W has been well tolerated and reached exposures associated with intratumoral IL-2 pharmacodynamic activity and clinical responses despite enrollment of a heterogeneous patient population and small patient numbers WTX-124 up to 12 mg IV Q2W was generally well tolerated with no cases of vascular leak syndrome of any grade, no DLTs, no related SAEs, and no treatment discontinuations due to related AEs PK data showed extended prodrug exposure in plasma with substantially lower levels of free (active) IL-2 than HD IL-2 therapy (Proleukin®), accounting for the improved therapeutic index and opportunity for continued dose escalation WTX-124 6-12 mg IV Q2W achieved biologically relevant IL-2 exposures in the tumor microenvironment as demonstrated by antitumor activity (uPR, SD by RECIST 1.1) and CD8+ T cell and NK cell expansion and activation Data support potential of WTX-124 to elicit monotherapy activity from the delivery of a fully potent, wild-type IL-2 to the TME in patients with refractory solid tumors Expecting to report additional interim data from monotherapy arm, informing RDE declaration and opening of expansion arms in 1H 2024 Abbreviations: AE-adverse event; SAE-serious adverse event; DLT-dose limiting toxicity; HD-high dose; TME-tumor microenvironment; RDE-recommended dose for expansion; uPR-unconfirmed partial response; SD-stable disease *Preliminary clinical data includes data collected as of October 18, 2023, from 16 patients in an ongoing, open label Phase 1/1b clinical trial.

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